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                                                                    EXHIBIT 10.1

                                ONVIA.COM, INC.
                           RETENTION BONUS AGREEMENT
                             (Kristen McLaughlin)

     This Retention Bonus Agreement ("Agreement") is made as of March 30, 2001 (the "Effective Date"), by and between Onvia.com, Inc., a Delaware corporation ("Company" or "Onvia") and Kristen M. McLaughlin ("Employee").

     The President and Board of Directors of the Company want to enter into this Agreement for the purpose of retaining Employee as a valued employee of Company and providing an incentive for her to maximize her efforts on Company's behalf.

     NOW, THEREFORE, Company and Employee agree as follows:

     1. Repurchase of Employee Shares. The Company agrees to repurchase a total of $400,000 of Common Stock of Onvia owned by Employee, directly or indirectly ("Employee Shares"), at a price per share equal to the price per share of the last recorded trade on the Nasdaq Stock Market on two (2) dates chosen by the Employee, provided that the first date is within the range of dates set forth in Section 1(a) and the second date is within the range of dates set forth in Section 1(b):

          (a) $200,000 of Employee Shares on a date between March 30, 2001 through May 1, 2001; and

          (b) $200,000 of Employee Shares on a date between May 2, 2001 through July 1, 2001.

     2. Repayment of Loan to First Republic Bank. Employee has a loan in the amount of approximately Three Hundred Thirty-Five Thousand Seven Hundred Sixty-Seven Dollars ($335,767) from First Republic Bank, as evidenced by a Promissory Note and Loan Agreement Modification dated as of September 30, 2000 (the "Bank Note"). The outstanding balance plus all accrued and unpaid interest under the Bank Note as of the Effective Date is approximately $335,767. Employee shall pay the entire outstanding balance and all accrued but unpaid interest under the Bank Note with proceeds from the sale of Employee Shares as described in Section 1 of this Agreement.

     3.  Company Notes.

          (a) Current Status. Employee has two (2) loans from Company, the first in the amount of Three Hundred and Fifty Thousand Dollars ($350,000), as evidenced by a Promissory Note dated as of April 10, 2000, and the second in the amount of One Hundred Thousand Dollars ($100,000), as evidenced by a Promissory Note dated as of February 8, 2000 (together, the "Company Notes"). Employee has pledged 350,000 shares of Common Stock of Company and 100,000 shares of Common Stock of Company owned by Employee (together, the "Pledged Shares") to Company under a certain Pledge Agreement dated April 10, 2000 and a certain Pledge Agreement dated February 8, 2000, respectively (together, the "Pledge

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Agreements"). The outstanding balance plus all accrued and unpaid interest under the Company Notes as of the Effective Date is approximately $466,000.

           (b) Amendment of Pledge Agreements. Company and Employee agree that the Company Notes shall be amended to be nonrecourse notes and that the only collateral Company may seek against Employee is the Pledged Shares. Accordingly,
Section 5 of each of the Pledge Agreements are deleted in their entirety and replaced with the following:

     "5. Remedies. Upon the occurrence of any Event of Default, Secured Party may then, or at any time thereafter, exercise all of the rights and remedies afforded by this Agreement and in any other instrument or agreement relating to the Obligations, all rights and remedies of a secured party under the laws of the State of Washington. Debtor shall not become personally liable for the payment of the principal sum or any interest due under the Obligations and the Secured Party agrees that in no event shall any monetary deficiency judgment for such amounts be sought or secured against the Debtor, it being the intention of the parties that the only recourse of the Secured Party for the satisfaction of such amounts shall be against the Collateral. The Secured Party, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law) to or upon the Debtor or any other person (all of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances collect, receive, appropriate and realize upon any or all of the Collateral, and/or may sell, lease, assign, give an option or options to purchase, or otherwise dispose of and deliver any or all of the Collateral (or contract to do any of the foregoing), in one or more parcels at a public or private sale or sales, at any exchange, broker's board or office of the Secured Party shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase all or any party of the Collateral so sold, free of any right or equity of redemption in the Debtor, which right or equity is hereby waived or released. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least five (5) days before such sale or other disposition."

          (c) Amendment of Company Notes. A new Section 8 shall be added to each of the Company Notes as follows:

     "8. Nonrecourse. Upon the occurrence of any Event of Default, Secured Party may then, or at any time thereafter, exercise all of the rights and remedies afforded by this Agreement and in any other instrument or agreement relating to the Obligations, all rights and remedies of a secured party under the laws of the State of Washington. Debtor shall not become personally liable for the payment of the principal sum or any interest due under the Obligations and the Secured Party agrees that in no event shall any monetary deficiency judgment for such amounts be sought or secured against the Debtor, it being the intention of the parties that the only recourse of the Secured Party for the satisfaction of such amounts shall be against the Collateral."

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          (d)  Forgiveness of Company Notes.  Company and Employee agree that so long as Employee is a full-time employee of the Company in full compliance with all of her duties and obligations to the Company, the Company Notes shall be forgiven in eight (8) equal installments over a period of eight (8) calendar quarters beginning January 1, 2001 (first installment shall occur within ten
(10) day of the date of this Agreement). Employee must be employed by the Company on the last day of the quarter for which forgiveness shall occur. For purposes of clarification, if Employee's employment with the Company terminates for any reason or no reason before December 31, 2002, Company shall have no further obligation to forgive Employee's indebtedness under the Company Notes after the date of Employee's termination of employment and Employee shall have no obligation to reimburse the Company for forgiveness of Company Notes which occurred before Employee's termination of employment. Company shall retain all of the Pledged Shares until the outstanding principal balance plus all accrued and unpaid interest under the Company Notes is paid in full.

     4. Gross-Up. Within fifteen (15) days of the end of the calendar quarter in which forgiveness shall occur, Employee shall receive gross-up payments from the Company, not to exceed an aggregate of $180,000, in eight (8) equal installments over a period of eight (8) calendar quarters beginning January 1, 2001 (first installment shall be paid by April 15, 2001) to pay income taxes associated with forgiveness of the Company Notes as set forth above in Section 3(d). Payment shall be made upon receipt of documentation from Employee evidencing the calculation of the income taxes due. Employee must be employed by the Company on the date that gross-up payments shall be made.

     5. Payment of Federal Taxes Resulting from Disgorgement of Section 16(b) Trades. Employee has agreed to voluntarily disgorge all profits received by a certain family trust that bought and sold shares of Common Stock of Onvia ("Disgorgement"). Employee agrees to pay Employee's federal tax liability resulting from the Disgorgement on or before April 15, 2001.

     6.  Right of First Refusal; Rule 10b5-1 Program.

          (a) Right of First Refusal. In addition to the shares being repurchased by Onvia under Section 1 of this Agreement, Employee may sell up to $250,000 of Company Common Stock held by her during each of the fiscal years ending 2001 and 2002 (the "Shares"), subject to the Company's Right of First Refusal and on the terms and conditions set forth in this Section 6(a). Before any Shares held by Employee or any transferee of Employee (either being sometimes referred to herein as the "Holder") may be sold or otherwise transferred (including transfer by gift or operation of law), Company or its assignee(s) shall have a right of first refusal to purchase the Shares on the terms and conditions set forth in this Section 6 (the "Right of First Refusal"). For purposes of clarification, if Employee is employed by the Company after the end of fiscal year 2002, Employee is no longer limited as to the amount of Company Common Stock she can sell or transfer, subject to applicable securities laws, and the Company's Right of First Refusal lapses until Employee ceases to be employed by the Company. After Employee ceases to be employed by Onvia, Employee and Company shall no longer be bound by Section 6(a), but shall be bound by Section 6(b) for a period of two years from the date her employment ceases.

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          (i)  Notice of Proposed Transfer.  The Holder of the Shares shall deliver to Onvia a written notice (the "Notice") stating: (A) the Holder's bona fide intention to sell or otherwise transfer such Shares; (B) the name of each proposed purchaser or other transferee or a statement that such Shares are to be sold on the open market in one or more transactions to unidentified purchasers (the "Proposed Transferee"); (C) the number of Shares to be sold or transferred, which number of Shares shall not exceed the number of Shares permitted to be sold or transferred in accordance with applicable law; and (D) the terms and conditions of each proposed sale or transfer or a statement that such Shares will be sold on the open market at yet to be determined prices. The Holder shall offer such Shares upon the terms (or terms as similar as reasonably possible) as described herein to Onvia or its assignee(s).

          (ii) Exercise of Right of First Refusal. At any time within 3 trading days (24 hours if Right of First Refusal is exercised under Section 6(b)) after receipt of the Notice, Onvia and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all, but not less than all, of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection
(iii) below. Employee then has until 8:00 a.m. PST of the next trading day to accept or reject Onvia's Right of First Refusal.

          (iii) Purchase Price. The purchase price per share ("Purchase Price") for the Shares purchased by Onvia or its assignee(s) under this Section 6(a) shall be the closing sale price per share on the Nasdaq Stock Market on the date the Right of First Refusal is exercised by Onvia pursuant to subsection
(ii) above. If the Shares are being sold for consideration that includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board of Directors of Onvia in good faith and included as part of the Purchase Price.

          (iv) Payment. Payment of the Purchase Price shall be made in cash (by check or wire transfer of immediately available funds) within 5 days after receipt of the Notice or in the manner and at the times set forth in the Notice.

          (v) Holder's Right to Transfer. If all of the Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by Onvia and/or its assignee(s) as provided in this Section 6(a), then the Holder may: (A) sell or otherwise transfer such Shares to that Proposed Transferee at the price per share offered to Company or at a higher price, or at a lower price, provided that such sale or other transfer is consummated within 15 days after the date of the Notice and provided further that any such sale or other transfer is effected in accordance with any applicable securities laws and the Proposed Transferee agrees in writing that the provisions of this Section 6 shall continue to apply to the Shares in the hands of such Proposed Transferee if such transfer is effected other than by a sale on the open market; or (B) enter into any periodic sale or other similar program designed to rely on the defense to liability provided by Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the "Controlled Sales Program"), with respect to the Shares only. If the price of the Shares decreases after Notice is delivered to Onvia, and Holder has not yet signed an agreement to transfer the Shares, then Onvia shall have the right to notify the Holder of its desire to exercise the right to purchase the Shares at the new market price. Upon receipt of such notice from

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Onvia, the Holder may: (1) elect to sell the Shares to Onvia at the new market price; or (2) elect not to sell the Shares at that time given the decrease in market price.

          If, in a private sale transaction, the Shares described in the Notice are not transferred to the Proposed Transferee within the period set forth in
Section 6(a)(v)(A), or if the Holder proposes to change the price or other terms to make them more favorable to the Proposed Transferee, a new Notice shall be given to Onvia, and Onvia and/or its assignees shall again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.

          (b)  Right of First Refusal Upon Termination of Employment.  For two
(2) years after Employee's employment is terminated, Holder may not sell or otherwise transfer more than 5,000 shares of Common Stock of Onvia in any single sale without giving Onvia a Right of First Refusal on the terms and conditions set forth in Section 6(a) above. For purposes of clarification, following expiration of the two (2) years set forth in this Section 6(b), Onvia's Right of First Refusal ceases.

          (c) Rule 10b-5-1 Program. Excluding the Shares subject to the Company's Right of First Refusal in Section 6(a), Employee (during her employment with Onvia) shall not enter into any Controlled Sales Program with respect to any remaining shares of Common Stock of Company held by Employee without the prior written consent of Company (which consent may not be unreasonably withheld).

     7. Mutual Release. Except for the rights and obligations created by this Agreement, Employee and Onvia, and their agents, heirs, representatives, successors and assigns, and each of them hereby release and forever discharge each other and their agents, heirs, representatives, successors and assigns, and each of them, from any and all claims, disputes, suits, demands, causes of action, liabilities, damages, expenses (including but not limited to attorneys' fees and costs), and obligations of every nature, character and kind (collectively "Claims"), whether known or unknown, which may now exist or hereafter may be discovered, whether arising in law or equity, upon contract or tort, or under state or federal law or laws, or under common law, or otherwise, which they have had, now have, or hereafter may have, or claim to have, by reason of any act, omission, matter, cause or thing whatsoever, whether such Claims are matured or unmatured, or known or unknown, and whether the same may hereafter develop, be discovered or matured, arising from or relating to this Agreement, the Disgorgement and the events and occurrences leading up to and surrounding the Disgorgement.

     8. Further Documentation. At any time and from time to time, Employee shall promptly and duly execute and deliver such further instruments and documents and take such further action as Company may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted.

     9.  Miscellaneous.

          (a) Amendments. Any term of this Agreement may be amended only by written consent of the parties.

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          (b)  Successors and Assigns.  The terms and conditions of this
Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          (c) Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed, and interpreted in accordance with the laws of the State of Washington, without giving effect to principles of conflicts of law.

          (d) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement,
     (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded, and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

          (e) Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by a nationally-recognized delivery service (such as Federal Express or UPS) or confirmed facsimile, or forty-eight (48) hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party's address or facsimile number as set forth below, or as subsequently modified by written notice.

          If to Onvia:

          1260 Mercer Street
          Seattle, WA 98109
          Fax:  206-373-9419
          Attn:  Legal Counsel

          If to Employee:

          2630 Warren Avenue North
          Seattle, WA 98109
          Fax:  206-286-9640

          (f) Advice of Legal Counsel. Each party acknowledges and represents that, in executing this Agreement, such party has had the opportunity to seek advice as to such party's legal rights from legal counsel and that the person signing on its behalf has read and understood all of the terms and provisions of this Agreement. This Agreement shall not be construed against any party by reason of the drafting or preparation thereof.

          (g)  Entire Agreement.  This Agreement, and the documents referred to

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herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto concerning such subject matter are expressly canceled.

     IN WITNESS WHEREOF, this Agreement is made and effective as of the Effective Date.

                                       Onvia.com, Inc.



                                       By: /s/ Michael D. Pickett
                                           -------------------------------------
                                           Michael D. Pickett, President and CEO



                                       Employee



                                       By: /s/ Kristen M. McLaughlin
                                           -------------------------------------
                                           Kristen M. McLaughlin, an individual

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